Exhibit 99.2

June 6, 2019

American Diversified Holdings Corporation

At this time, I feel it would be in the best interest of the Company, American Diversified Holdings Corporation, and myself, to resign from all my positions with the Company. Said positions include any/all Director positions and any/all Officer positions held with the Company, effective immediately.

Therefore, I am submitting my resignation effective 06/06/2019.

Sincerely,

/s/ Ernest B. Remo

American Diversified Holdings Corporation, Resigning Chairman/CEO